Exhibit 10.8 1 124193103v5 Carter Bankshares, Inc. Amended and Restated Annual Incentive Plan (as amended and restated effective as of January 1, 2022) 1. Purpose of the Plan. Carter Bankshares, Inc. (the “Company”), the parent company of Carter Bank & Trust (the “Bank”), hereby amends and restates the annual incentive plan (the “Plan”) to attract, retain and motivate key employees of the Company and its subsidiaries, including the Bank, based upon the achievement of performance goals established each year under the Plan. The Plan is designed to motivate participants to maximize shareholder value by achieving performance while limiting risk appropriately and maintaining the safety and soundness of the Bank. The Plan was originally approved by the Nominating, Governance and Compensation Committee of the Board of Directors of the Bank on November 15, 2018 and later amended and restated on February 18, 2021. The Plan as now amended and restated by the Nominating and Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) is adopted on March 17, 2022, effective as of January 1, 2022. 2. Administration. The Plan is an annual plan and will remain in effect until terminated by the Committee or the Board. The Plan can only be amended by the Committee or the Board. The Plan is administered by the Committee, which determines eligibility, award opportunities, performance criteria, and other terms of the awards each year. The performance year under the Plan runs from January 1 to December 31. The Committee oversees the administration of the Plan, including plan design, establishes the base salary award opportunities and performance measures, goals and weightings, approves the award templates or scorecards, reviews and certifies performance, approves cash award payouts and equity-based award grants, determines rules for the operation and administration of the Plan and makes or takes all other necessary or advisable determinations or actions with respect to the Plan. To the extent permissible under applicable law, regulation or stock exchange or other rule, the Chief Executive Officer of the Company may provide input to the Committee regarding the administration of the Plan. 3. Eligibility and Participation. All eligible executive officers of the Company and any of its subsidiaries, including the Bank, and those eligible senior officers of the Company and any of its subsidiaries who are approved as participants by the Committee, will participate in the Plan each performance year (the “Participants”). To be “eligible” to become a Participant for a performance year, an employee must be serving as an executive officer or a senior officer of the Company or one of its subsidiaries on the date of the meeting at which the Committee establishes the award opportunities and performance measures, goals and weightings for that performance year. An employee who is hired or promoted to the level of executive officer on or before June 30 of the performance year is eligible to participate in the Plan for that performance year on a prorated basis on terms established by the Committee. An employee who is hired or promoted to the level of a senior officer on or before June 30 of the performance year is eligible to be approved by the Committee to participate in the Plan for that performance year on a prorated basis on terms established by the Committee. 4. Incentive Award Opportunities and Performance Goals. The Plan provides for cash incentive awards (the “cash awards”) and for equity incentive awards (the “equity-based awards”) (collectively the “awards”). No later than April 30 of each performance year, the Committee will confirm the Participants for the performance year, establish the percentage of each Participant’s

Exhibit 10.8 2 124193103v5 base salary that will be the Participant’s cash award opportunity and the percentage of each Participant’s base salary that will be the equity-based award opportunity for that performance year and will establish the performance measures (which may include but need not be limited to the categories of profitability, capital effectiveness and safety and soundness), the performance goals selected from the Company’s or the Bank’s approved budget numbers or other objective measure, and the weightings assigned to the selected performance measures and/or performance goals, performance caps and/or award maximums applicable to the awards. The award opportunity and the performance measures, performance goals and weightings, performance caps and/or award maximums will be set forth on each Participant’s annual template or scorecard. 5. Committee Discretion. In establishing the performance measures and performance goals at the beginning of a performance year, the Committee may approve excluding the effect, whether positive or negative, of extraordinary items and/or certain events it expects to be outside the influence or control of the Participants. Additionally, after the performance measures, performance goals and weightings have been established for the performance year, the Committee retains the sole discretion to approve adjustments for such items during or after the performance year, on an individual or group basis, if the Committee determines additional adjustments are appropriate. Notwithstanding any other provision of the Plan, the Committee also retains the sole discretion to approve an increase or decrease in the amount of any award under the Plan, including approving an award when the minimum performance level is not achieved or to reflect individual contributions to strategic Company or Bank results that were not represented in a Participant’s established performance measures, performance goals and weightings. In exercising any discretion under the Plan, the Committee shall not be required to follow past practices or to treat a Participant in a manner consistent with the treatment of other Participants, and the Committee’s determination shall be final and binding. 6. Certification of Performance. Subject to the provisions in Section 5, on a date that is after the Company’s and the Bank’s performance results, as applicable, have been substantially finalized for the prior year but is no later than March 1 following the end of each performance year, the Committee will determine and certify the level of performance achieved with respect to each Participant’s performance measure goals for the performance year just ended. 7. Cash Awards. a. Determination of Amount of Cash Award. Once performance has been determined for the cash award under Section 6, subject to the provisions of Section 5, the Committee will determine the amount, if any, of the cash award to be paid to each Participant based on the level of performance achieved. b. Payment of Cash Award. The cash award, subject to applicable withholdings, will be paid to the Participant on a date determined by the Committee that is no later than March 15 following the end of each performance year (the “Cash Payment Date”). c. Termination of Employment Prior to End of Performance Year Impact on Cash Award. A Participant will not have earned, and is not entitled to, any cash award under the Plan for a performance year if the Participant’s employment with the Company and the Bank terminates for any reason prior to the end of the performance year.

Exhibit 10.8 3 124193103v5 Notwithstanding the immediately preceding sentence, the Committee retains the sole discretion to approve payment of the cash award to a Participant whose employment with the Company and the Bank terminates prior to the end of the performance year, with such cash award amount to be determined on such prorated or other basis as the Committee deems appropriate. d. Termination of Employment Following End of Performance Year but Prior to Payment Impact on Cash Award. In the event a Participant's employment with the Company and the Bank terminates for any reason following the end of the performance year but prior to the Cash Payment Date, subject to the provisions of Sections 5 and 6, the cash award will be paid, unless required to be paid sooner under applicable law, on the earlier of (a) sixty (60) days following the termination of the Participant’s employment or (b) the Cash Payment Date, and in no event later than March 15 following the end of the performance year. 8. Equity-Based Awards. Unless otherwise provided by the Committee, the equity- based award for a performance year will be determined and granted to a Participant after the end of the applicable performance year, based on performance determined under Section 6, subject to the provisions in Section 5. While the general parameters of the equity-based award are described in the Plan, the actual grant of the equity-based award to a Participant will be made by the Committee under the Company’s Amended and Restated 2018 Omnibus Equity Incentive Plan (or successor or similar plan) (the “Stock Plan”) and will be governed by the terms of the applicable award agreement as provided under the Stock Plan. Any such grant may consist of restricted stock, restricted stock units, performance units or other award types authorized under the Stock Plan, as determined by the Committee. The additional service requirements, vesting and other requirements applicable to the equity-based awards will be set forth in the applicable award agreement. The grant date of the equity- based award will be determined by the Committee but will not be later than March 15 following the end of the applicable performance year. In all events, a Participant must be employed on the date of grant to be eligible to receive an equity-based award. If a Participant terminates employment for any reason prior to meeting the vesting requirements contained in the applicable award agreement, the Participant will not have earned and will not be paid the equity-based award, and any rights of the Participant with respect to the equity-based award will terminate immediately upon termination of the Participant's employment. 9. Clawback. Any cash award paid to a Participant under the Plan or equity-based award granted under the Stock Plan pursuant to the Plan is subject to repayment (i.e., clawback) to the Company, the Bank or a related entity to the extent required under any repayment or clawback policy adopted by the Board from time to time, as well as any similar provisions of applicable law, Securities and Exchange Commission rule or regulation or stock exchange requirement, which could in certain circumstances require repayment or forfeiture of cash awards and equity-based awards (including any value received from a disposition of the stock from the equity-based awards). 10. No Right of Assignability or Employment; Miscellaneous Provisions. No awards shall be subject to assignment, pledge or other disposition, nor shall such awards be subject to garnishment, attachment, transfer by operation of law, or any legal process. Nothing contained in the Plan shall confer upon employees any right to continued employment, nor interfere with the right of the Company or the

Exhibit 10.8 4 124193103v5 Bank to terminate a Participant’s employment with the Company or the Bank. Participation in the Plan does not confer rights to participation in other Company or Bank programs. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any cash award as to which a Participant has an earned and vested interest but which is not yet paid to the Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. 11. Governing Law. The Plan shall be governed, construed, and administered in accordance with the laws of the Commonwealth of Virginia. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan.